                    TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
                        OF PANHANDLE EASTERN CORPORATION
                          AND PARTICIPATING AFFILIATES
                       ADOPTED EFFECTIVE JANUARY 1, 1995

                               TABLE OF CONTENTS


                                                                                                  PAGE
                                                                                                  ----
ARTICLE I - INTRODUCTION

      1.1        Background                                                                          1
      1.2        Purpose                                                                             1

ARTICLE 2 - DEFINITIONS

      2.1        Account                                                                             2
      2.2        Act                                                                                 2
      2.3        Affiliate                                                                           2
      2.4        Applicable Year                                                                     2
      2.5        Authorized Leave Of Absence                                                         2
      2.6        Beneficiary                                                                         2
      2.7        Board                                                                               3
      2.8        Code                                                                                3
      2.9        Committee                                                                           3
      2.10       Company                                                                             3
      2.11       Company Stock                                                                       3
      2.12       Compensation                                                                        3
      2.13       ESP                                                                                 3
      2.14       Effective Date                                                                      3
      2.15       Eligible Employee                                                                   3
      2.16       Employee                                                                            3
      2.17       Employer                                                                            3
      2.18       Entry Dates                                                                         3
      2.19       Fiduciary                                                                           4
      2.20       Fund                                                                                4
      2.21       Highly Compensated Employee                                                         4
      2.22       Hour of Service                                                                     4
      2.23       Incremental Investment Credit                                                       4
      2.24       Leased Employee                                                                     4
      2.25       Matching Investment Credit                                                          4
      2.26       Participant                                                                         4
      2.27       Period of Service                                                                   4
      2.28       Period of Severance                                                                 4
      2.29       Plan                                                                                4
      2.30       Plan Year                                                                           4
      2.31       Qualified                                                                           4
      2.32       Reemployment Commencement Date                                                      5
      2.33       Severance from Service Date                                                         5
      2.34       Taxable Year                                                                        5
      2.35       Termination of Employment                                                           5
      2.36       Treasury Regulation                                                                 5
      2.37       Trust                                                                               5


      2.38       Trustee                                                                             5
      2.39       Valuation Date                                                                      5
      2.40       Construction                                                                        5


 ARTICLE 3 - PARTICIPATION

      3.1        Eligibility and Participation                                                       6
      3.2        Termination of Employment and Rehire                                                6
      3.3        Not a Contract for Employment                                                       6

ARTICLE 4 - CONTRIBUTIONS

      4.1        Company TRASOP Contributions                                                        7
      4.2        Participant TRASOP Contributions                                                    8
      4.3        Expenses                                                                            9
      4.4        Separate Accounting                                                                10
      4.5        Form of Basic and Matching TRASOP Contributions                                    10
      4.6        Redetermination and Recapture of Investment Credit                                 10

ARTICLE 5 - ACCOUNTS AND ALLOCATIONS

      5.1        Participant Accounts                                                               12
      5.2        Allocation of Basic TRASOP Contributions                                           12
      5.3        Allocation of Matching TRASOP Contributions                                        12
      5.4        Allocation of Participant TRASOP Contributions                                     13
      5.5        Allocation of Dividends On Company Stock                                           13
      5.6        Units and Net Asset Value                                                          13
      5.7        Valuation Procedures                                                               14
      5.8        Diversification of Participant Accounts                                            14
      5.9        Value of Account for Purposes of Distribution                                      15
      5.10       Errors                                                                             15
      5.11       Vesting                                                                            15

ARTICLE 6 - VOTING AND TENDER OF TRASOP SECURITIES

      6.1        Pass-Through Voting, Tender and Exchange                                           16
      6.2        Distribution of Information                                                        16

                                                                                                  PAGE
                                                                                                  ----
ARTICLE 7 - DISTRIBUTIONS TO PARTICIPANTS

      7.1        Entitlement to Distribution                                                        18
      7.2        Form of Distribution                                                               18
      7.3        Time of Distribution                                                               18
      7.4        Special Distribution Rules                                                         19
      7.5        Right of First Refusal                                                             19
      7.6        Put Option                                                                         20
      7.7        Exercise of Put Option                                                             21
      7.8        Stock Transfer Taxes                                                               21
      7.9        Payment to Minors and Incapacitated Persons                                        21
      7.10       Application for Benefits; Missing Persons                                          23
      7.11       Direct Rollovers                                                                   23

ARTICLE 8 - ADMINISTRATION OF THE PLAN

      8.1        Named Fiduciaries                                                                  25
      8.2        Board of Directors                                                                 25
      8.3        Trustee                                                                            25
      8.4        Committee                                                                          25
      8.5        Standard of Fiduciary Duty                                                         27
      8.6        Claims Review                                                                      27
      8.7        Indemnification                                                                    28

ARTICLE 9 - AMENDMENT AND TERMINATION

      9.1        Right to Amend                                                                     29
      9.2        Termination and Discontinuance of Contributions                                    29
      9.3        IRS Approval of Termination                                                        30

ARTICLE 10 - MISCELLANEOUS

      10.1       Headings                                                                           31
      10.2       Spendthrift Clause                                                                 31
      10.3       Discrimination                                                                     31
      10.4       Release                                                                            32
      10.5       Compliance with Applicable Laws                                                    32
      10.6       Agent for Service of Process                                                       32
      10.7       Merger                                                                             32
      10.8       Governing Law                                                                      32
      10.9       Internal Revenue Service Approval                                                  32
      10.10      Non-reversion                                                                      32
      10.11      Severability                                                                       33
      10.12      Adoption of the Plan by an Affiliated Company                                      33

ARTICLE 11 - MAXIMUM AMOUNT OF ALLOCATION

      11.1       Application of Article 11                                                          34
      11.2       Maximum Additions to Account                                                       34
      11.3       Order of Reduction                                                                 34
      11.4       Additional Account Limitation                                                      35
      11.5       Definitions                                                                        35

ARTICLE 12 - TOP HEAVY PROVISIONS

      12.1       General                                                                            37
      12.2       Definitions                                                                        37
      12.3       Minimum Benefit                                                                    38
      12.4       Combined Plan Limitation for Top Heavy Years                                       38

ARTICLE 13 - HIGHLY COMPENSATED EMPLOYEES

      13.1       In General                                                                         39
      13.2       Highly Compensated Employees                                                       39
      13.3       Former Highly Compensated Employee                                                 40
      13.4       Family Aggregation Rules                                                           40
      13.5       Definitions                                                                        41
      13.6       Other Methods Permissible                                                          42

ARTICLE 14 - SPECIAL DISCRIMINATION RULES

      14.1       Definitions                                                                        43
      14.2       Average Actual Contribution Percentage                                             44
      14.3       Special Rules for Determining Average Actual
                    Contribution Percentages                                                        45
      14.4       Distribution of Excess ACP Contributions                                           45

                    TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
                        OF PANHANDLE EASTERN CORPORATION
                          AND PARTICIPATING AFFILIATES

                       ADOPTED EFFECTIVE JANUARY 1, 1995

                                   ARTICLE 1
                                 INTRODUCTION

1.1      Background.

On January 1, 1975 Panhandle Eastern Pipe Line Company adopted the Employees' Stock Ownership Plan of Panhandle Eastern Pipe Line Company and Participating Subsidiaries (the "Original TRASOP"). The Original TRASOP was intended to be a tax credit employee stock ownership plan pursuant to the provisions of the Tax Reform Act of 1976 and Section 301 of the Revenue Act of 1978. Panhandle Eastern Pipe Line Company made contributions to the Original TRASOP until 1982, when Panhandle Eastern Pipe Line Company was no longer able to utilize the tax credits provided under predecessor to Code Section 46(a)(2)(E) of the Internal Revenue Code of 1954 (the "1954 Code"). The unused tax credits became carryover tax credits within the meaning of 1954 Code Section 46(b)(1) and the Original TRASOP was continued, but received no contributions.

In 1981, Panhandle Eastern Pipe Line Company became a wholly-owned subsidiary of Panhandle Eastern Corporation (the "Company") and the Company became the sponsor of the Original TRASOP. Effective January 1, 1991, the Original TRASOP was merged into, and the Original TRASOP accounts were thereafter maintained under, the Employees' Savings Plan of Panhandle Eastern Corporation and Participating Affiliates (the "ESP") a cash or deferred profit sharing plan qualified under Sections 401(k) and 401(a) of the Internal Revenue Code of 1986 (the "Code").

In 1995 the Company determined that it could utilize a portion of the carryover tax credits for the Company's 1995 taxable year. The Company has determined that contributions to the Original TRASOP accounts under the ESP would substantially complicate ESP administration, resulting in significant additional costs and confusion among ESP Participants. Accordingly, the Company determined that it is in the best interests of the Company and its employees to separately maintain the Tax Credit Employee Stock Ownership Plan of Panhandle Eastern Corporation and Participating Affiliates (the "Plan"), as set forth in its entirety in this document.

1.2      Purpose.

The Plan is intended to qualify as a stock bonus plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code and Section 407(d)(6) of the Act, and as a tax credit employee stock ownership plan, as defined in Section 409 of the Code. The Plan shall invest its assets in shares of "employer securities" under Section 409(1) of the Code and "qualifying employer securities" under Section 407(d)(5) of the Act.

                                   ARTICLE 2
                                  DEFINITIONS

2.1 Account. The total Account for each Participant and his Beneficiaries under the Plan. Each Account shall reflect each Participant's interest, if any, in the Fund.

2.2 Act. Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

2.3 Affiliate. Any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; any trade or business which is under common control (as defined in Code Section 414(c)) with the Company; any organization which is a member of an affiliated service group (as defined in Code
         Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

2.4 Applicable Year. The Taxable Year for which the Company claims on its federal income tax return the Incremental Investment Credit and/or the Matching Investment Credit.

2.5 Authorized Leave of Absence. Any layoff or any absence of a Participant authorized by an Affiliate under that Affiliate's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided that the Participant returns to employment within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence to the extent required by federal law.

2.6 Beneficiary. For unmarried Participants, any individual(s), trust(s), estate(s), partnership(s), corporation(s) or other entity or entities designated by the Participant in accordance with procedures established by the Committee to receive any distribution to which the Participant is entitled under the Plan. The Committee may require certification by a Participant in any form it deems appropriate of the Participant's marital status prior to accepting or honoring any Beneficiary designation. Any Beneficiary designation shall be void if the Participant revokes the designation or marries. Any Beneficiary designation shall be void to the extent that it conflicts with the terms of a qualified domestic relations order. If an unmarried Participant fails to designate a Beneficiary or if the designated Beneficiary fails to survive the Participant, the Beneficiary shall be the Participant's estate. For the purposes of the foregoing sentence, the term "descendants" shall include any persons adopted by a Participant or by any of his descendants.

         A married Participant's Beneficiary shall be his spouse at the time of his death unless the Participant has designated a non-spouse Beneficiary (or Beneficiaries) with the written consent of his spouse given in the presence of a Notary Public on a form provided by the Committee, or unless the terms of a qualified domestic relations order require payment to a non-spouse Beneficiary. A married Participant's designation of a non-spouse Beneficiary in accordance with the preceding sentence shall remain valid until revoked by the Participant or until the Participant marries a spouse who has not consented to a designation in accordance with the preceding sentence.

         For the purposes of this Section, revocation of prior Beneficiary designations will occur when a Participant; (i) files a valid designation with the Committee, or (ii) files a signed statement with the Committee evidencing his intent to revoke any prior designations.

         A married Participant shall not be permitted to designate a new Beneficiary without his spouse's written consent given in accordance with this Section.

2.7      Board.  The Board of Directors of the Company.

2.8      Code.  The Internal Revenue Code of 1986, as amended.

2.9 Committee. The Committee appointed by the Board under Article 8 to administer the Plan.

2.10     Company.  Panhandle Eastern Corporation.

2.11 Company Stock. The common stock of Panhandle Eastern Corporation which constitutes "employer securities" within the meaning of Code
         Section 409(l).

2.12 Compensation. The gross annual earnings, including bonuses and overtime, reported on a Participant's Form W-2 (box 1 or its comparable location as provided on Form W-2 in future years) as required by Code Sections 6041(d) and 6051(a)(3). Compensation shall be determined by ignoring any income exclusions under Code Section 3401(a) based on the nature or location of employment.

         Compensation taken into account shall not exceed $100,000 and shall only include Compensation earned as an Eligible Employee.

2.13 ESP shall mean Employees' Savings Plan of Panhandle Eastern and Participating Affiliates.

2.14     Effective Date.  January 1, 1995.

2.15 Eligible Employee. Any Employee of an Employer other than (A) an individual whose terms of employment are subject to collective bargaining between a collective bargaining representative and an Employer unless there is in effect a collective bargaining agreement that provides for coverage of such individual under the Plan, (B) an individual (i) who is a nonresident alien who receives no earned income from sources within the United States or (ii) who is otherwise classified by the Employer as Non-U.S. Payroll, (C) any Leased Employee, or (D) an individual whose terms of employment are subject to a written employment contract or agreement that provides that such individual shall not be covered under the Plan.

2.16 Employee. Any common law employee of an Affiliate or any Leased Employee with respect to an Affiliate.

2.17 Employer. The Company and any Affiliate who adopts this Plan with the approval of the Board.

2.18 Entry Dates. January 1, 1995 and the first day of each succeeding month.

2.19 Fiduciary. Any party named as a Fiduciary in Article 8 of the Plan. A party will be a Fiduciary only to the extent of the powers and duties specifically allocated to and actually exercised by such party under the Plan.

2.20 Fund. The money and other property held and administered by the Trustee in accordance with the Plan and Trust Agreement.

2.21     Highly Compensated Employee  See Article 13.

2.22 Hour of Service. Each hour for which an Employee is paid, or entitled to payment, for performance of duties or otherwise for an Affiliate or Affiliates as defined in 29 C.F.R. part 2530.

2.23 Incremental Investment Credit. The additional investment tax credit that is contingent upon the establishment and funding of a tax credit employee stock ownership plan, as defined in Section 409 of the Code, which is permitted and determined (i) for periods prior to January 1, 1983, pursuant to Sections 38, 46(a)(2)(E)(i), and 48(n)(1)(A) of the 1954 Code as determined with respect to the Company, and (ii) for periods from and after January 1, 1983, pursuant to Section 41(a) of the Code.

2.24 Leased Employee: Any person who is not an employee of an Employer but who is a leased employee of the Employer within the meaning of Code
         Section 414(n)(2) (or any successor section thereto).

2.25 Matching Investment Credit. As determined with respect to the Company, the additional investment tax credit, permitted and determined pursuant to Sections 38, 46(a)(2)(E)(ii), and 48(n)(1)(B) of the 1954 Code that is contingent upon the Company and such Controlled Entities making a contribution to the Plan to match Participant after-tax contributions.

2.26 Participant. An individual for whom an Account is maintained under the Plan.

2.27 Period of Service. Each period of an Employee's employment commencing on the date he first performs an Hour of Service or a Reemployment Commencement Date, if applicable, and ending on a Severance from Service Date. Notwithstanding the foregoing, a period during which an Employee is absent by reason of the Employee's pregnancy, the birth of a child of the Employee or the placement of a child with the Employee in connection with the adoption of such child by the Employee or for the purposes of caring for such child for the period immediately following such birth or placement shall not constitute a Period of Service between the first and second anniversary of the first date of such absence.

2.28 Period of Severance. Each period of time commencing on an Employee's Severence from Service Date and ending on a Reemployment Commencement Date.

2.29 Plan. The Tax Credit Employee Stock Ownership Plan of Panhandle Eastern Corporation as set forth in this document and as amended from time to time.

2.30     Plan Year.  The period beginning January 1 and ending December 31.

2.31 Qualified. A plan and trust which is qualified and exempt from tax under Sections 401 and 501 of the Code, and related provisions of the Code.

2.32 Reemployment Commencement Date. The first date upon which an Employee performs an Hour of Service following a Severance from Service Date.

2.33 Severance from Service Date. The first date on which an Employee terminates his employment following commencement of a Period of Service. Notwithstanding the foregoing, the Severance from Service Date of an Employee who is absent by reason of the Employee's pregnancy, the birth of a child of the Employee or the placement of a child with the Employee in connection with the adoption of such child by the Employee or for purposes of caring for such child for the period immediately following such birth or placement shall be the second anniversary of the first date of such absence.

2.34 Taxable Year. The annual accounting period coincident with the Plan Year, beginning January 1 and ending December 31, that has been adopted by the Company for federal income tax purposes.

2.35 Termination of Employment. The cessation of employment with all Affiliates for any reason except that a Participant who ceases to be actively employed by reason of an Authorized Leave of Absence shall not be deemed to have a Termination of Employment nor shall the transfer of a Participant's employment among Affiliates constitute Termination of Employment.

2.36 Treasury Regulation. Regulations pertaining to certain Sections of the Code as issued by the Secretary of the Treasury.

2.37 Trust. The Trust Agreement for the Tax Credit Employee Stock Ownership Plan of Panhandle Eastern Corporation as amended from time to time.

2.38     Trustee.   The Northern Trust Company and any additional Trustees or
         successors appointed in accordance with the Trust.

2.39 Valuation Date. The last day of the Plan Year and the date (if applicable) specified in Section 5.8.

2.40 Construction. In this Plan and Trust, a defined term will govern the definitions of its derivatives even though such derivatives are not specifically defined or capitalized. The masculine gender shall be deemed to include the feminine gender, unless the context clearly indicates otherwise. Singular and plural nouns and pronouns shall be interchangeable as the factual context may allow or require. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and Trust and not to any particular provision or Section.

                                   ARTICLE 3
                                 PARTICIPATION


3.1      Eligibility and Participation.

         (a) As of the Effective Date any Eligible Employee who is a Participant in the Employees' Savings Plan of Panhandle Eastern and Participating Affiliates shall become a Participant in this Plan. Each Eligible Employee who is not a Participant in the ESP on the Effective Date shall become a Participant on the earliest Entry Date on or after which such Eligible Employee:

                 (i)      is in the employ of the Employer; and

                 (ii) completes a one year Period of Service. For this purpose, an Eligible Employee's Period of Service shall not terminate unless the Employee's Period of Severance exceeds twelve consecutive months.

         (b) Any Eligible Employee who becomes eligible to participate may be asked to complete certain forms provided by the Committee on which he will designate Beneficiaries. However, his participation in the Plan shall be automatic from the date he becomes eligible to participate and shall not be contingent upon his signing any such forms.

3.2      Termination of Employment and Rehire.

         A Participant who has a Termination of Employment and receives a distribution of his Account shall cease his participation in the Plan. A Participant who has a Termination of Employment and is subsequently rehired by an Affiliate shall be eligible to resume participation immediately upon becoming an Eligible Employee.

3.3      Not a Contract for Employment.

         Participation in the Plan shall not give any Participant the right to be retained in the employ of any Affiliate nor shall any Employee, upon dismissal from or voluntary termination of his employment, have any right or interest in the Fund, except as herein provided.

                                   ARTICLE 4
                                 CONTRIBUTIONS

4.1      Company TRASOP Contributions.

         (a) Basic Contribution. As of the last day of each Plan Year, the Company shall contribute to the Plan, as its Basic TRASOP Contribution for such Plan Year, an amount no less than the amount of its Incremental Investment Credit, if any, claimed and utilized to reduce the Company's federal income tax for the Applicable Year coinciding with the Plan Year.

         (b) Matching Contribution. As of the last day of each Plan Year, the Company shall contribute to the Plan, as its Matching TRASOP Contribution for such Plan Year, an amount no less than the amount of its Matching Investment Credit, if any, claimed and utilized to reduce the Company's federal income tax for the Applicable Year coinciding with the Plan Year

         (c) Timing of Basic and Matching TRASOP Contributions. For each Plan Year, the Company may make payment of its TRASOP and Matching TRASOP Contributions on any date or dates during or after the Plan Year, provided that the total amount of such Basic TRASOP Contributions must be paid in full not later than the thirtieth day following the last day for filing the Company's federal income tax return for the Applicable Year coinciding with the Plan Year (including extensions) (the "Required Date"). Basic TRASOP Contributions made by the Required Date shall be treated, for all purposes under this Plan, as if they were made on the last day of the Plan Year to which they relate.

         (d) Participants Eligible to Receive Allocations of TRASOP and Matching TRASOP Contributions. As of the last day of each Plan Year, the total amount of TRASOP and Matching TRASOP Contributions allocable during that Plan Year will be allocated among the Basic TRASOP Contribution and Matching TRASOP Contribution Accounts of the following Participants:
                 (i) Participants who are Eligible Employees on the last day of the Plan Year; (ii) Participants who had a Termination of Employment during the Plan Year after attainment of eligibility for an immediate early or normal retirement benefit under the Retirement Income Plan of Panhandle Eastern Corporation and Participating Affiliates and who were Eligible Employees at the time of their Termination of Employment;
                 (iii) Participants who had a Termination of Employment during the Plan Year on account of disability qualifying the Participants for benefits under an Employer's group long term disability plan and who were Eligible Employees at the time of their Termination of Employment; and (iv) Participants who had a Termination of Employment during the Plan Year on account of death and who were Eligible Employees at the time of their Termination of Employment.

4.2      Participant TRASOP Contributions.

         (a) Defined. Each Participant who, pursuant to Section 4.1, is entitled to an allocation of the Basic TRASOP Contribution for a Plan Year shall be permitted, in accordance with the procedures set forth below, to make after-tax contributions to the Plan provided the Company makes a Matching TRASOP Contribution with respect to such Plan Year.

         (b) Participant Pledges. Each Participant who is entitled to an allocation of the Basic TRASOP Contribution will be given the opportunity to pledge Participant TRASOP Contribution which may be equal to or less than the "maximum amount". The maximum amount is equal to the Matching TRASOP Contribution multiplied by a fraction, the numerator of which is the Participant's Compensation and the denominator of which is the aggregate Compensation of all Participants entitled to receive allocations of the Basic TRASOP Contribution. Initial Participant pledges shall be made by the date(s) prescribed by the Committee but shall not be made later than the last day for the Company to file its federal income tax return (including extensions) for the Applicable Year coinciding with the Plan Year. Each Participant who pledges to make the maximum permissible Participant TRASOP Contribution may also pledge an additional amount subject to limits established by the Committee, which will entitle the Participant to make additional Participant TRASOP Contributions reflecting Participant TRASOP Contributions not pledged by or collected from other Participants. A Participant's allocable share of permissible Participant TRASOP Contributions not pledged by or collected from other Participants shall be determined by multiplying the amount of such Contributions by a fraction, the numerator of which is the Participant's Compensation for the Plan Year for which the Matching TRASOP Contribution is made and a denominator of which is the Compensation of all Participants pledging to make additional Participant TRASOP Contributions.

         (c) Collection of Participant Pledges. Participant TRASOP Contributions shall be collected pursuant to the pledges of Participants as described in subparagraphs (i)-(iii), below. Participant TRASOP Contribution pledges must be paid in full by the time determined by the Committee, but in no event later than twenty-four months following the end of the Plan Year in which they are allocated.

                 (i) With respect to any Participant whose employment with an Employer has not terminated prior to the time determined by the Committee for payment of Participant TRASOP Contributions, the total amount of Participant TRASOP Contributions shall be withheld from his Compensation by means of payroll deductions over a period of time determined by the Committee; provided, however, that the Committee may establish a procedure whereby some or all of such Participants shall make payments of their TRASOP Contributions (or unpaid balance thereof) by means of a single cash payment in the form determined by the Committee.

                 (ii) With respect to any Participant entitled to make a Participant TRASOP Contribution but whose employment with an Employer has terminated prior to the time determined by the Committee for payment of his Participant TRASOP Contributions for such Plan Year, the total amount of Participant TRASOP Contributions shall be paid by a single cash payment prior to the time determined by the Committee. Such cash payment shall be in the form determined by the Committee.

                 (iii) With respect to any Participant whose Participant TRASOP Contributions are initially paid by means of payroll deduction pursuant to subparagraph (i) above and whose employment with an Employer terminates prior to the time that his Participant TRASOP Contribution pledge has been fully paid, the remaining portion of such pledge shall be paid by a single cash payment prior to the time determined by the Committee. Such cash payment shall be in the form determined by the Committee.

         (d) Limitation on Participant TRASOP Contributions. In addition to the limitations on Participant TRASOP Contributions imposed under Article 14, the Committee shall have the right to reduce the amount of Participant TRASOP Contributions made by Highly Compensated Employees to insure that the Plan complies with the requirements of Code Section 401(a)(4) and the regulations promulgated thereunder.

4.3      Expenses.

         Notwithstanding any other provision of this Plan, the following provisions with respect to Plan Start-Up and Administrative Expenses (as defined below) shall apply:

         (a) Start-Up Expenses. The Company may withhold Start-Up Expenses (as defined in Treasury Regulation Section 1.46-8(e)(6)(i), from its Basic TRASOP Contributions to the extent the amount of these expenses is known by the Company at the time it makes is Basic TRASOP Contributions for the first Plan Year under the Plan. To the extent the amount of these expenses is not known at the time the Company makes its Basic TRASOP Contributions, the Plan shall reimburse the Company out of Plan Assets for Start-Up Expenses within a reasonable time after the amounts are known to the Plan. In no event may the aggregate Start-Up Expenses withheld by and paid to the Company exceed the ceiling on Start-Up Expenses specified in Treasury Regulation Sections 1.46-8(e)(6)(iii) and 1.46-9(e)(1)(iii).

         (b) Administrative Expenses. The Company may withhold Administrative Expenses (as defined in Treasury Regulation
                 Section 1.46-8(e)(7)(i)), incurred with respect to Plan Year from its Basic TRASOP Contributions to the extent the amount of these expenses is known by the Company at the time it makes is Basic TRASOP Contributions for an Applicable Year. To the extent the amount of these expenses is not known at the time the Company makes its Basic TRASOP Contributions, the Plan shall reimburse the Company out of Plan Assets for Administrative Expenses within a reasonable time after the amounts are known to the Plan. In no event may the aggregate Administrative Expenses withheld by and paid to the Company exceed the ceiling on Administrative Expenses specified in Treasury Regulation Sections 1.46-8(e)(7)(ii) and 1.46-9(e)(1)(iii).

         (c) Allocation of Expenses. Administrative and Start Up Expenses shall be applied to reduce the Basic TRASOP and Matching TRASOP Contributions on a pro rata basis. If such Contributions have been made, an amount shall be subtracted from each Participant's Account who receives an allocation of such contributions which amount is equal to the difference between the allocation(s) credited to the Participant's Account and the Allocations that would have been credited if the Administrative and Start Up Expenses had been applied to reduce such Contributions.

4.4      Separate Accounting.

         All Basic TRASOP Contributions, Matching TRASOP Contributions, and Participant TRASOP Contributions shall be accounted for separately from each other and any other contributions to the Plan.

4.5      Form of Basic and Matching TRASOP Contributions.

         Basic, Matching, and Participant TRASOP Contributions shall be made in cash or Company Stock which shall be allocated to Participant Accounts in accordance with Section 5.2 and shall be applied to purchase, or exchanged for, units in the Company Stock Fund (which shall be credited to the Participants' Accounts) within ninety days.

         Any purchase of Company Stock for the Plan may be made by the Trustee either on the open market or, if agreed to by the Company, by purchasing directly from the Company authorized but unissued shares or shares previously issued and reacquired by the Company. If the Company sells Company Stock directly to the Trustee for the Plan, no commission may be charged and the purchase price per share shall be equal to the lower of:

         (a) the unweighted average of the reported daily high and low sales prices for Company Stock on the New York Stock Exchange, Inc. for the five consecutive trading days up to and including the date on which the Trustee and the Company agree to the sale, or, if the New York Stock Exchange, Inc. is closed on such date, the period of five consecutive trading days immediately preceding such date; or

         (b) the unweighted average of the reported daily high and low sales prices for Company Stock on the New York Stock Exchange, Inc. for the trading day on which the Trustee and the Company agree to the sale, or, if the New York Stock Exchange, Inc. is closed on such date, the trading day immediately preceding such date.

4.6       Redetermination and Recapture of Investment Credit.

         (a) If for any reason any Company contribution to the Plan for any Plan Year is determined to be less than the Incremental Investment Credit for such year, the Company shall make up the deficiency contributing additional cash or Company Stock (based on the fair market value at the time the contribution originally was to have been made) plus an amount equal to dividends paid between the time that the contribution should have been made and the actual time of contribution. If for any reason the Company contribution to the Plan for any Plan Year is determined to be greater than its Incremental Investment Credit for such year, the Company may either reduce its contributions to the Plan for the current or succeeding Plan Years by the amount of such excess or deduct such excess subject to section 404 of the Code.


         (b) The Company's contribution to the Plan for any Plan Year shall remain in the Plan (and, if allocated under the Plan, shall remain so allocated) even though part or all of the Incremental Investment Credit utilized for such year is reduced pursuant to a redetermination or an investment tax credit recapture in accordance with applicable Code provisions then;

                 (i) the Company may reduce its contributions to the Plan for the current or succeeding Plan Years by an amount equal to such reduction; or

                 (ii) the Company may deduct the amount of such reduction subject to section 404 of the Code.

                                  ARTICLE 5
                            ACCOUNTS AND ALLOCATIONS

5.1      Participant Accounts.

         The Trustee shall establish and maintain a separate Fund Account for each Participant. Such Account shall be credited each Plan Year with all Contributions made by or on behalf of the Participant during such Plan Year. Such separate accounts shall not require a segregation of the Trust assets, and no Participant shall acquire any right to or interest in any specific asset of the Trust as a result of the allocations provided for in the Plan. Separate accounts shall also be maintained for all inactive Participants who have an interest in the Plan. Each account shall be divided into the following subaccounts:

         (a) The Basic TRASOP Contribution Account into which shall be allocated Basic TRASOP Contributions;

         (b) The Matching TRASOP Contribution Account into which shall be allocated Matching TRASOP Contributions; and

         (c) The Participant TRASOP Contribution Account into which shall be allocated a Participant TRASOP Contributions.

5.2      Allocation of Basic TRASOP Contributions.

         Basic TRASOP Contributions for a Plan Year will be allocated as of the last day of the Plan Year to the Basic TRASOP Contribution Account of each eligible Participant entitled to receive such an allocation in an amount equal to the Company's Basic TRASOP Contribution multiplied by a fraction, the numerator of which is the Participant's Compensation for the Plan Year, and the denominator of which is the aggregate Compensation for the Plan Year of all Participants entitled to receive allocations of the Basic TRASOP Contribution.

5.3      Allocation of Matching TRASOP Contributions.

         Matching TRASOP Contributions for a Plan Year will be allocated as of the last day of the Plan Year to an eligible Participant's Matching TRASOP Contribution Account in an amount equal to the Participant's TRASOP Contribution made or pledged for the Plan Year. However, if the aggregate Matching TRASOP Contribution exceeds the aggregate Participant TRASOP Contributions for such Plan Year, the excess Matching Contribution shall be returned to the Company.

5.4      Allocation of Participant TRASOP Contributions.

         (a) Participant TRASOP Contributions shall be allocated to the Participant TRASOP Contribution Account of the Participant who made such contribution as of the last day of the Plan Year preceding the Plan Year in which the Contributions are actually made by the Participant.

         (b) If, for any reason, a Participant's after tax contribution for an Applicable Year exceeds the amount of the Matching TRASOP Contribution allocated to that Participant's Account for the Applicable Year, the excess shall be returned to the Participant no later than 30 days after the date for investment of collected Participant pledges (as specified in Plan Section 4.2(e)).

5.5 Allocation of Dividends on Company Stock. Dividends paid, if any, with respect to Company Stock held in the Fund will be received by the Trustee, and credited to the Company Stock Fund and allocated in accordance with Section 5.6.

5.6      Units and Net Asset Value.

         (a) Following close of business on a Valuation Date and before effecting any addition/reduction described in Paragraph (b), below, to the Company Stock Fund for the Valuation Date, the Trustee shall determine the fair market value of the Plan assets held in the Company Stock Fund and, by dividing such value by the number of outstanding units of the Company Stock Fund immediately prior to the Valuation Date, shall determine the net asset value of a unit of the Company Stock Fund for the Valuation Date. The number of outstanding units of the Company Stock fund for a Valuation Date shall initially equal the number of outstanding units of the Company Stock Fund immediately prior to the Valuation Date, but shall be subject to increase and decrease according to Paragraph (b), below.

         (b) After determining the net asset value of a unit of the Company Stock Fund for the Valuation Date, the Trustee shall account for any addition to the Company Stock Fund for the Valuation Date resulting from dividends on Company Stock held in the Company Stock Fund or interest or earnings of any kind by increasing the number of outstanding units of the Company Stock Fund, on the basis of the net asset value of a unit of the Company Stock Fund for the Valuation Date. The Trustee shall then allocate such additional units among Accounts in proportion to the number of Company Stock Fund units credited to an Account immediately prior to the Valuation Date.

5.7      Valuation Procedures.

         (a) Committee Discretion. The Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants accounts provided for in this Article. Should the Committee determine that the strict application of its accounting procedures will not result in an equitable and non-discriminatory allocation among the accounts of Participants, it may modify its procedures for the purpose of achieving an equitable and non-discriminatory allocation in accordance with the general concepts of the Plan and the provisions of this Article.

         (b) Company Stock. All valuations of Company Stock, where such securities are not readily tradable on an established securities market and where such valuations relate to activities carried on by the Plan, shall be made by one or more independent appraisers who meet the requirements, if any, of the Code and applicable regulations.

5.8 Diversification of Participant Accounts. A Participant who has attained age 55 and completed a total of ten years of participation in this Plan and the ESP (a "Qualified Participant"), shall be entitled to elect to diversify the investment of his Account as follows:

         (a) The diversification election shall be made in writing on a form provided by the Committee during the 90 day period following the last day of each of the six consecutive Plan Years beginning with the Plan Year the Participant becomes a Qualified Participant.

         (b) The diversification election shall be made by electing that the amount subject to the diversification election shall be transferred directly to the Qualified Participant's account in the ESP and allocated to the appropriate subaccounts within the ESP. (If the Qualified Participant does not have an account in the ESP, an account will be established for him.) The Qualified Participant may invest his ESP account by electing from among no less than three investment options offered on terms consistent with regulations issued under Code
                 Section 401(a)(28). If the ESP does not provide alternative investment options at the time a Qualified Participant acquires the right to make a diversification election, the Committee shall distribute the portion of the Qualified Participant's Account subject to the election to the Qualified Participant no later than 90 days after the end of the election period referred to in subsection (a), provided the Participant requests the distribution in writing.

         (c) During the first five election periods, the amount subject to a diversification or distribution election shall be no less and no more than 25% of the Participant's Account, including any amount subject to a prior election. During the sixth election period, the amount subject to a diversification election shall not exceed 50% of the Participant's Account, including any amount subject to a prior election.

         (d) For purposes of determining who is a Qualified Participant, Plan participation shall be computed by adding a Participant's years of participation in this Plan and years of Participation in the ESP; however, years during which the Participant participated both in this Plan and the ESP shall not be counted twice.

         (e) For the purposes of distribution or transfer to the ESP pursuant to the Participant's diversification election, the Plan Administrator shall value a Qualified Participant's Account as of the last business day of May.

5.9      Value of Account for Purposes of Distribution.

         The value of a Participant's Account for purposes of distributions made to Participants in accordance with the Section 5.8(b) and the provisions of Article 6, shall be the value of that Account determined as of the Valuation Date immediately preceding the distribution.

5.10     Errors.

         Where an error or omission is discovered in any Participant's Account, the Committee shall make appropriate corrective adjustments as of the end of the Plan Year in which the error or omission is discovered. If it is not practical to correct the error retroactively, an addition to an Account shall be treated as an expense of the Trust Fund and a subtraction from an Account shall be treated as income to the Trust Fund.

5.11     Vesting.

         A Participant shall at all times be 100% vested in his Account.

                                   ARTICLE 6
                     VOTING AND TENDER OF TRASOP SECURITIES

6.1      Pass-Through Voting, Tender and Exchange.

         (a) A Participant shall be entitled to direct the Trustee as to the manner in which any Company Stock held in the Company Stock Fund that represents the proportional interest of the units of such Fund held in the Participant's Account, as determined by the Committee, shall be voted. The Committee shall furnish to each Participant explanatory materials adequate for such purpose together with such form of voting instructions as the Committee shall prescribe. The Trustee shall vote specifically in accordance with each Participant's instructions to the extent of such Participant's whole shares of Company Stock and shall, to the extent possible, vote Participants' fractional shares the Company Stock Fund in such manner as to reflect the Participants' expressed desires with respect to whole shares. The Trustee shall vote shares of the Company Stock held in the Stock Fund with respect to which the Trustee does not receive instructions in the same proportion as are voted the shares of Company Stock with respect to which instructions were received by the Trustee.

         (b) Subject to the provisions of the Trust Agreement, if a "cash tender offer" or "exchange offer" for shares of Company Stock is made, Company Stock held in the Company Stock Fund that represents the proportional interest of the units of such Investment Fund held in a Participant's Account shall be tendered or exchanged by the Trustee only in accordance with the written instructions and directions of such Participant to the Trustee. If written instructions or directions to tender or exchange are not timely received from a Participant, the Participant's shares of Company Stock shall not be tendered or exchanged pursuant to such "cash tender offer'" or "exchange offer" by the Trustee. For purposes of this Paragraph (b), the term "cash tender offer" shall include a tender offer for, or request or invitation for tenders of, shares of Company Stock in exchange for cash, as made to the Plan or to holders of shares Company Stock generally; and the term "exchange offer" shall include a tender offer for, or request or invitation for tenders of, any shares of Company Stock in exchange for any consideration other than for all cash, as made to the Plan or to holders of shares of Company Stock is made.

6.2      Distribution of Information.

         (a) The Trustee shall use its best efforts to take those steps reasonably necessary to furnish information to, and allow decision by, each Participant with respect to such "cash tender offer" or "exchange offer" and the Participant's shares of Company Stock in substantially the same manner as would be available to holders of Company Stock generally, and, in that connection, the Trustee shall:

                 (i) inform each Participant as to the existence of such "cash tender offer" or "exchange offer;"

                 (ii) transmit to each Participant as soon as practicable such written information, explanation and other material relative to such "cash tender offer" or "exchange offer" as are made available by Panhandle Eastern Corporation or by the persons or entities making such "cash tender offer" or "exchange offer" to the holders of shares of Company Stock generally;

                 (iii) request detailed written instructions and directions from each Participant as to whether to tender or exchange the Participant's shares of Company Stock and, if so instructed and directed, as to the time and manner of such tender or exchange, and such instructions, and directions of the individual Participants shall be given to the election judge or the Trustee and shall be kept confidential from the Company; and

                 (iv) use its best efforts to effect on a confidential and nondiscriminatory basis the order or exchange of Company Stock held under the Plan with respect to such "cash tender offer" or "exchange offer" solely in accordance with written instructions and directions received from the Participants.

         (b) The Corporate Secretary of the Company is the Plan fiduciary responsible for ensuring (i) that information relating to the purchase, holding and sale of units of the Company Stock Fund and to the exercise of voting, tender and similar rights with respect to shares of Company Stock held in the Company Stock Fund by Participants, is maintained in accordance with procedures which are designated to safeguard the confidentiality of such information except to the extent necessary to comply with federal laws or state laws not preempted by the Act, and (ii) that an independent fiduciary is appointed to carry out activities relating to any situations which the Corporate Secretary of the Company determines involves a potential for undue Employer influence upon Participants with regard to the direct or indirect exercise of shareholder rights.

                                   ARTICLE 7
                         DISTRIBUTIONS TO PARTICIPANTS

7.1      Entitlement to Distribution.

         A Participant shall be entitled to a distribution of his Account following a Termination of Employment. The sole method of distribution of a Participant's Account shall be payment in a single lump sum.

7.2      Form of Distribution.

         Unless a Participant elects to receive a distribution of his Account in cash, any distribution of a Participant's Account shall, to the maximum extent possible, be made entirely in whole shares of Company Stock, with the value of any fractional interest to be paid in cash.

7.3      Time of Distribution.

         (a) Following Termination of Employment and subject to the Participants' consent, distributions of Participants' Accounts shall be made within 90 days after the first Valuation Date with respect to which the Participant's Account does not receive an allocation of a Basic TRASOP Contribution, a Matching TRASOP Contribution, or a Participant TRASOP Contribution.

         (b) Requests for distribution from the Plan shall be made on a form provided by the Committee. If the Participant does not consent to distribution of his Account then the Account shall be distributed no later than the Valuation Date coincident with or following the Participant's 65th birthday. See paragraph (c) for circumstances where the Participant's consent to a Distribution is not required.

         (c) A Participant's consent to a Distribution of his Account shall not be required in the circumstances described below, and the Committee shall direct the Trustee to distribute the Participant's Account as provided below:

                 (i) Account Less Than $3,500. If the value Participant's Account is less than or equal to $3,500, such Account will be distributed in a lump sum no later than 90 days after the date set forth in paragraph (a).

                 (ii)     Age 70-1/2.  If a distribution is required under
                          Section 7.4 (relating to mandatory distributions for Participants age 70-1/2), the Participant's Account will be distributed as provided in such Section.

         (d) Except in case of Termination of Employment, or as required under Sections 5.8, 7.4 or otherwise permitted under Code
                 Section 409(d), no Company Stock allocated to a Participant's Account shall be distributed from that account before the end of the 84th month beginning after the month in which such Company Stock is deemed allocated to the Account under the terms of the Plan.

         (e) The Plan shall not distribute from a Participant's Account cash or Company Stock attributable to unpaid pledges of Participant TRASOP Contributions by such Participant.

         (f) The Committee shall issue directions to the Trustee concerning the recipient and the distribution date of benefits which are to be paid from the Trust pursuant to the Plan.

         (g) The Committee may establish for administrative purposes, uniform and nondiscriminatory guidelines concerning the commencement of benefits.

7.4      Special Distribution Rules.

         (a) To the extent that the distribution rules described in this Section provide a limitation upon distribution rules stated elsewhere in this Plan, the distribution rules stated in this Section shall take precedence over such conflicting rules. However, under no circumstances shall the rules stated in this Section be deemed to provide distribution rights to Participants or their Beneficiaries which are more expansive or greater than the distribution rights stated elsewhere in this Plan. For example, if the only distribution method permitted under the Plan is a lump sum, then distributions under this Section 7.4 may only be made in a lump sum. In addition, if the Plan requires distributions to commence at age 65 for Participants who have terminated Employment, distributions must commence at age 65 and may not be delayed to age 70-1/2.

         (b) In no event may the distribution of a Participant's Account commence later than April 1 following the calendar year in which the Participant attains age 70-1/2 (the "required beginning date"). However, if a Participant attained age 70-1/2 prior to January 1, 1988 and is not a 5% owner of an Employer (as defined in Code Section 401(a)(9) and the Treasury Regulations thereunder), such Participant's Account shall commence to be distributed no later than April 1 following the calendar year in which incurs his Termination Date.

         (c) The entire interest of each Participant shall be distributed, beginning not later than the required beginning date, in a single lump sum.

         (d) If a Participant dies before the required beginning date, the Participant's vested Account must be distributed in a lump sum within five years after the death of the Participant.

         (e) Notwithstanding anything to the contrary herein, distributions under the Plan will comply with Treasury Regulations issued under Code Section 401(a)(9) and any other provisions reflecting Code Section 401(a)(9) as prescribed by the Commissioner of the Internal Revenue Service.

7.5      Right of First Refusal.

         (a) During any period when Company Stock is not publicly traded, all distributions of Company Stock to any Participant or his Beneficiary (the "Distributee") by the Trust shall be subject to a "right of first refusal" upon the terms and conditions hereinafter set forth. The right of first refusal shall provide that, prior to any transfer of Company Stock by a distributee, the Company Stock must first be offered for purchase in writing to the Company, and then, if refused by the Company, to the Trustee, at the Company Stock then fair market value. The Company may require that a Distributee execute an appropriate stock transfer agreement which recognizes and includes the terms of the right of first refusal prior to receiving Company Stock. Neither the Trust nor the Company shall be required to exercise the "right of first refusal".

         (b) The terms and conditions of the "right of first refusal" shall be as follows:

                 (1) If the distributee receives a bona fide offer for the purchase of all or any part of his Company Stock from a third party, the distributee shall forthwith deliver (by registered mail, return receipt requested) written notice of such offer to the Committee and the Trustee. The Trustee (as directed by the Committee) or the Company, as the case may be, shall then have 14 days after receipt by the Committee of the written notice of such offer to exercise the right to purchase all or any portion of the Company Stock. Subject to paragraph (2), the purchase price to be paid by the Trust or the Company for the Company Stock and the terms of such purchase shall be the purchase price and terms stated in the bona fide offer received by the distributee; and

                 (2) The purchase price and other terms under the "right of first refusal" must not be less favorable to the distributee than the greater of the value of the Company Stock determined on the preceding or coincident Valuation Date or the purchase price and other terms offered by a buyer other than the Company or the Trust, making a good faith offer to purchase the Company Stock from the distributee.

          (c) Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws and legend restrictions reflecting the right of first refusal described in this Section. Aside from the restrictions described herein, no shares of Company Stock may be subject to restrictions on transferability or call options, except to the extent that a Participant may agree to place restrictions upon any shares of Company Stock which he is entitled to receive from the Trust.

          (d) The provisions of this Section shall apply only to shares of Company Stock held or distributed by the Trustee during any period when such shares are not readily tradable on an established market and shall continue to apply even if the Plan ceases to be an employee stock ownership plan under
                    Section 4975(e)(7) of the Code.

7.6      Put Option.

         If at the time of distribution, Company Stock distributed from the Trust Fund is not treated as "readily tradable on an established market" within the meaning of Section 409(h) of the Code and the Regulations, such stock shall be subject to a put option in the hands of a Qualified Holder (as defined below) by which such Qualified Holder may sell all or any part of the Company Stock distributed to him by the Trust to the Trust. Should the Trust decline to purchase all or any part of the Company Stock put to it by the Qualified Holder, the Company shall purchase those shares that the Trust declines to purchase. The put option shall be subject to the following conditions:

         (a) The term "Qualified Holder" shall mean the Participant or Beneficiary receiving the distribution of Company Stock from the Plan, any other party to whom Company Stock is transferred by gift or by reason of death, and any trustee of an individual retirement account (as defined under Code Section 408) to which all or any portion of the distributed Company Stock is transferred pursuant to a tax-free "rollover" transaction satisfying the requirements of Sections 402 and 408 of the Code.

         (b) During the 60-day period following any distribution of Company Stock, a Qualified Holder shall have the right to require the Company to purchase all or a portion of the distributed stock held by the Qualified Holder. The purchase price to be paid for any Company Stock shall be its fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put option under this
                 Section 7.6 or, in the case of a transaction between the Plan and a "disqualified person" within the meaning of Section 4975(e)(2) of the Code, (2) as of the date of the transaction.

         (c)     If a Qualified Holder fails to exercise his put option under
                 Section 7.6(b), the option shall temporarily lapse upon the expiration of the 60-day period. As soon as practicable following the last day of the Plan Year in which the 60-day option period under Section 7.6(b) expires, the Committee shall notify the non-electing Qualified Holder (if he is then a shareholder of record) of the valuation of the Company Stock as of the last day of the Plan Year in which such 60-day option period expired. During the 60-day period following receipt of such valuation notice, the Qualified Holder shall again have the right to require the Company to purchase all or any portion of the distributed stock. The purchase price to be paid therefor shall be based on the valuation of the Company Stock as of the Valuation Date coinciding with or next preceding the exercise of the option under this subsection 7.6(c).

         (d) The foregoing put options under Section 7.6 shall be effective solely against the Company and shall not obligate the Plan or Trust in any manner.

         (e) Except as otherwise required or permitted by the Code, the put options under Section 7.6 shall satisfy the requirements of
                 Section 54.4975-7(b) of the Treasury Regulations to the extent, if any, that such requirements apply to such put options.

7.7      Exercise of Put Option.

         If a Qualified Holder exercises his put option under Section 7.6, payment for the Company Stock repurchased shall be made in a lump sum payment not later than 30 days after such exercise.

7.8      Stock Transfer Taxes.

         Subject to applicable law, the stock transfer or similar taxes, if any, arising in connection with the purchase of shares pursuant to this Article shall be the obligation of the purchaser of such shares.

7.9      Payment to Minors and Incapacitated Persons.

         If any amount is payable to a minor or to any person who, in the judgment of the Committee, is incapable of making proper disposition thereof, such payment shall be made for the benefit of such minor or such person in any of the following ways as the Committee, in its sole discretion, shall determine:

         (a) By payment to the legal representative of such minor or such person;

         (b)     By payment directly to such minor or such person;

         (c) By payment in discharge of liabilities incurred by or for the benefit of such minor or such person. The Trustee will make such payments as directed by the Committee without the necessary intervention of any guardian or like fiduciary, and without any obligation to require bond or to see to the further application of such payment. Any payment so made shall be in complete discharge of the Plan's obligation to the Participant and his Beneficiaries.

7.10     Application for Benefits; Missing Persons.

         The Committee may require a Participant or Beneficiary to complete and file with the Committee certain forms as a condition precedent to the payment of benefits. The Committee may rely upon all such information given to it, including the Participant's current mailing address. It is the responsibility of all persons interested in distributions from the Trust Fund to keep the Committee informed of their current mailing addresses.

7.11     Direct Rollovers.

         (a) In General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Distributee in a direct rollover.

         (b)     Definitions.

                 Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                 Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                 Section 408(b) of the Code, an annuity plan described in
                 Section 403(a) of the Code, or a qualified trust described in
                 Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                 Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                 Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         (c) Waiver of 30-day Notice. If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                 (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                 (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                                   ARTICLE 8
                           ADMINISTRATION OF THE PLAN

8.1      Named Fiduciaries.

         The following parties are named as Fiduciaries of the Plan and shall have the authority to control and manage the operation and administration of the Plan:

         (i)     The Board;

         (ii)    The Trustee;

         (iii)   The Committee.

         The Fiduciaries named above shall have only the powers and duties expressly allocated to them under the Plan and Trust Agreement; provided, however, that if a power or responsibility is not expressly allocated to a named fiduciary, the power or responsibility shall be that of the Company. Except as otherwise provided herein, no Fiduciary shall have any liability for, or responsibility to inquire into, the acts and omissions of any other Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Fiduciary under this Plan or the Trust Agreement.

8.2      Board of Directors.

         The Board shall have the following powers and duties with respect to the administration of the Plan:

         (a) to cause an Employer to make contributions to the Plan as required by the Plan and the Act;

         (b) to appoint and remove the Trustee and the members of the Committee.

8.3      Trustee.

         The Trustee shall exercise all of the powers and duties assigned to the Trustee as set forth in the Trust. The Trustee shall have no other responsibilities with respect to the Plan.

8.4      Committee.

         (a) A Committee of three or more individuals shall be appointed by and serve at the pleasure of the Board to administer the Plan. The Board shall have the right to remove any member of the Committee at any time, with or without cause. A member may resign at any time by written notice to the Committee and the Board. The Committee shall by written notice keep the Trustee notified of current membership of the Committee, its officers and agents. The Committee shall furnish the Trustee a certified signature card for each member of the Committee and for all purposes hereunder the Trustee shall be entitled to rely upon such certified signatures.

         (b) The Board shall appoint a Secretary from among the members of the Committee. All resolutions, determinations and other actions shall be by a majority vote of all members of the Committee. The Committee may appoint such agents, who need not be members of the Committee, as it deems necessary for the effective performance of its duties, and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Committee deems expedient or appropriate. The compensation of such agents shall be fixed by the Committee; provided, however, that in no event shall compensation be paid if such payment violates the provisions of the Act.

         (c) The Committee shall have complete discretionary control of the administration and interpretation of the Plan with all powers necessary to enable it to properly carry out the provisions of the Plan. In addition to all implied powers and responsibilities necessary to carry out the objectives of the Plan and to comply with the requirements of the Act, the Committee shall have the following specific powers and responsibilities to be exercised in the Committee's sole discretion:

                 (i) To construe the Plan and Trust Agreement and to determine all questions arising in the administration, interpretation and operation of the Plan;

                 (ii) To decide all questions relating to the eligibility of Eligible Employees to participate in the benefits of the Plan and Trust Agreement;

                 (iii) To determine the benefits of the Plan to which any Participant, Beneficiary or other person may be entitled;

                 (iv) To keep records of all acts and determinations of the Committee, and to keep all such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan;

                 (v) To prepare and distribute to all Plan Participants and Beneficiaries information concerning the Plan and their rights under the Plan, including, but not limited to, all information which is required to be distributed by the Act, the regulations thereunder, or by any other applicable law;

                 (vi) To file with the Secretary of Labor such reports and additional documents as may be required by the Act and regulations issued thereunder, including, but not limited to, summary plan descriptions, modifications and changes, annual reports, terminal reports and supplementary reports;

                 (vii) To file with the Secretary of the Treasury all reports and information required to be filed by the Internal Revenue Code, the Act and regulations issued under each; and

                 (viii) To do all things necessary to operate and administer the Plan in accordance with its provisions and in compliance with applicable provisions of federal law.

         (d) To enable the Committee to perform its functions, an Employer shall supply full and timely information of all matters relating to the compensation and length of service of all Participants, their retirement, death or other cause of Termination of Employment, and such other pertinent facts as the Committee may require. The Committee shall advise the Trustee of such facts and issue to the Trustee such instructions as may be required by the Trustee in the administration of the Plan. The Committee and any Employer shall be entitled to rely upon all certificates and reports made by a Certified Public Accountant selected or approved by the Employer. The Committee, each Employer and its officers and the Trustee, shall be fully protected in respect of any action suffered by them in good faith in reliance upon the advice or opinion of any accountant or attorney, and all action so taken or suffered shall be conclusive upon each of them and upon all other persons interested in the Plan.

8.5      Standard of Fiduciary Duty.

         Any Fiduciary, or any person designated by a Fiduciary to carry out fiduciary responsibilities with respect to the Plan, shall discharge his duties solely in the interests of the Participants and Beneficiaries for the exclusive purpose of providing them with benefits and defraying the reasonable expenses of administering the Plan. Any Fiduciary shall discharge his duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matter would use in the conduct of an enterprise of a like character and with like aims. Any Fiduciary shall discharge his duties in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of the Act. Notwithstanding any other provisions of the Plan, no Fiduciary shall be authorized to engage in any non-exempt transaction which is prohibited by Sections 406 and 2003(a) of the Act or Section 4975 of the Code in the performance of its duties hereunder.

8.6      Claims Review.

         In any case in which a claim for Plan benefits of a Participant or beneficiary is denied or modified, the Committee shall within a reasonable period of time after receipt of such claim, furnish to the claimant a notice of its decision which shall:

         (a) state the specific reason or reasons for the denial or modification,

         (b) provide specific reference to pertinent Plan provisions on which the denial or modification is based,

         (c) provide a description or any additional material or information necessary for the Participant, his beneficiary or representative to perfect the claim and an explanation of why such material or information is necessary, and

         (d)     explain the Plan's claim review procedure as contained herein.

         If such notice is not furnished to the claimant within a reasonable period of time following receipt of the claim by the Committee, the claim shall be deemed denied.

                 In the event a claim for benefits is denied or modified, if the Participant, his beneficiary or representative desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. Within sixty days following such request for review the Committee shall, after providing a full and fair hearing, render its final decision in writing to the Participant, his beneficiary or representative stating specific reasons for such decision. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Participant, beneficiary or representative prior to the commencement of the extension period. The Committee's decision on review of an specific reasons for the decision, shall be written in a manner calculated to be understood by the appealing claimant and shall include specific references to the pertinent Plan provisions on which such decision was based. If the Committee's decision on review of an appealed claim is not furnished to the claimant within the sixty-day period following the appealing claimant's request for review or the 120 days following such request if the sixty-day period is extended, the appealed claim shall be deemed denied on review.

8.7      Indemnification.

         The Company shall indemnify any hold harmless each member of the Committee and any other person acting on its behalf, against any and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, excepting only expenses and liabilities arising out of the individual's own willful misconduct. Expenses against which such person shall be indemnified hereunder include, without limitation, the amounts of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

                                   ARTICLE 9
                           AMENDMENT AND TERMINATION

9.1      Right to Amend.

         No amendment of the Plan may be made which would vest in any Employer, directly or indirectly, any interest in or control of the Trust Fund. No amendment may be made which would vary the Plan's exclusive purpose of providing benefits to Participants, and their beneficiaries, and defraying reasonable expenses of administering the Plan or which would permit the diversion of any part of the Trust Fund from that exclusive purpose. No amendment shall be made which would reduce any then nonforfeitable interest of a Participant. No amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing. Subject to these limitations and any other limitations contained in the Act or the Code, the Company may from time to time unilaterally amend, in whole or in part, any or all provisions of the Plan on behalf of itself and the other Employers. The Company's right to amend the Plan may be exercised by resolution of its Board of Directors, the Finance Committee of its Board of Directors (or any successor committee) or its Policy Committee, and any such amendment of the Plan shall be set forth in writing. Specifically, but not by way of limitation, the Company may unilaterally make any amendment necessary to acquire and maintain a qualified status for the Plan under the Code, whether or not retroactive, on behalf of itself and the other Employers which have adopted the Plan.

9.2      Termination and Discontinuance of Contributions.

         The Company shall have the right at any time to terminate this Plan or to discontinue permanently its contributions hereunder through action of the Board in accordance with its normal procedures. Upon Plan termination, the Committee shall direct the Trustee with reference to the disposition of the Fund, after payment of any expenses properly chargeable against the Fund. Alternatively, the Committee may direct the Trustee to either continue to hold the Fund in Trust and distribute the accounts of Participants in the manner provided in
         Article 7, or to immediately distribute all amounts held in Trust to the Participants as of the date of such termination (subject to the requirements of Plan Section 7.3(e)).

         Upon any termination of the Plan with respect to a group of Participants which amounts to a "partial termination" under Regulations adopted by the Commissioner of Internal Revenue, the Committee shall determine whether the accounts of Participants with respect to which the Plan is terminated shall be distributed to the Participants and Beneficiaries prior to the date they would otherwise receive distributions under the Plan, and the Trustee shall act in accordance with such determination.

9.3      IRS Approval of Termination.

         The Trustee shall not be required to make any distribution from this Plan in the event of complete or partial termination until the Internal Revenue Service has issued a favorable determination with respect to termination.

                                   ARTICLE 10
                                  MISCELLANEOUS

10.1     Headings.

         The headings and sub-headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10.2     Spendthrift Clause.

         Except as otherwise required by a "qualified domestic relations order" as defined in code Section 414(p), none of the benefits, payments, proceeds or distributions under this Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under this Plan except for the extent expressly provided herein to the contrary. If any Participant shall attempt to dispose of the benefits provided for him hereunder, or to dispose of the right to receive such benefits, or in the event there should be an effort to seize such benefits or the right to receive such benefits by attachment, execution or other legal or equitable process, such right to benefits shall pass and be transferred, at the discretion of the Plan Administrator, to such one or more as may be appointed by the Plan Administrator from among the Beneficiaries, if any therefore designated by the Participant, or from the spouse, children or other dependents of the Participant, in such shares as the Committee may appoint. Any appointment so made by the Committee may be revoked by it at any time and further appointment made by it which may include the Participant.

10.3     Discrimination.

         The Employer, the Committee, the Trustee and all other persons involved in the administration and operation of the Plan shall administer and operate the Plan and Trust in a uniform and consistent manner with respect to all Participants similarly situated and shall not permit discrimination in favor of officers, stockholders, or highly-paid Employees.

10.4     Release.

         Any payment to a Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, Plan Administrator, Committee and any Employer, any of whom may require such Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Committee, or the Employer, as the case may be.

10.5     Compliance with Applicable Laws.

         The Company, through the Plan Administrator, shall interpret and administer the Plan in such manner that the Plan and Trust shall remain in compliance with the Code, with the Act, and all other applicable laws, regulations, and rulings.

10.6     Agent for Service of Process.

         The agent for service of process of this Plan shall be the Company's corporate secretary.

10.7     Merger.

         In the event of any merger or consolidation of the Plan with any other Plan, or the transfer of assets or liabilities by the Plan to another plan, each Participant must receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (assuming that the Plan had then terminated), provided such merger, consolidation, or transfer took place after the date of enactment of the Act.

10.8     Governing Law.

         The Plan shall be governed by the laws of the State of Texas to the extent that such laws are not preempted by federal law.

10.9     Internal Revenue Service Approval.

         Notwithstanding anything to the contrary elsewhere provided in this agreement, this Plan is restated and amended on the condition that the same shall be approved and the Plan qualified by the Internal Revenue Service as meeting the requirements of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, and in the event qualification is not obtained, or cannot be obtained by additional amendment satisfactory to the Company, the contribution made by the Company for the years during which such Plan was to be effective shall be delivered to the Company within one year after the denial of such qualification.

10.10    Non-Reversion.

         Except with respect to Contributions made by reason of mistake of fact, of Contributions conditioned on qualification under 10.10 and contributions conditioned on deductibility under Section 404 of the Internal Revenue Code, no portion of the Fund may inure to the benefit of any Employer. In the event of any such exceptions, the Trustee shall promptly refund the amount in question to the Employer. Returns of Contributions under this
         10.11 shall be made within one year of the mistaken Contribution, the date of denial of qualification, or disallowance of the deduction, as the case may be.

10.11    Severability.

         Should any provision of this Plan be deemed in violation of any law, such provision shall be deemed void only to the extent required by law, and all provisions of this Plan other than that held void shall remain in effect.

10.12    Adoption of the Plan by an Affiliated Company.

         (a) The Board shall determine which Affiliates shall become Affiliated Companies within the terms of the Plan and shall so designate in writing. The Committee may also specify such terms and conditions pertaining to the adoption of the Plan by the Affiliated Sponsor as the Committee deems appropriate.

         (b) The Plan of the Affiliated Company and of the Company shall be considered a single plan for purposes of Section
                 1.414(1)-1(b)(1) of the Treasury Regulations.

         (c) So long as the Affiliated Company's designation as such remains in effect, the Affiliated Company shall be bound by, and subject to all provisions of the Plan and the Trust Agreement. The exclusive authority to amend the Plan and the Trust Agreement shall be vested in the Board and no Affiliated Company shall have any right to amend the Plan or the Trust Agreement. Any amendment to the Plan or the Trust Agreement adopted by the Board shall be binding upon every Affiliated Company without further action by such Affiliated Company.

         (d) By action of the Committee, each Affiliated Company shall be solely responsible for making Basic and Matching TRASOP Contributions and any Qualified Nonelective Contributions with respect to its Participants.

         (e) The Company and each Affiliated Company will be tested on a combined basis to determine whether the Company and such Affiliated Companies satisfy the Average Actual Contribution Percentage test described in Article 14.

         (f) No Affiliated Company other than the Company shall have the right to terminate the Plan. However, any Affiliated Company may withdraw from the Plan by action of its board of directors provided such action is communicated in writing to the Board and the Committee. The withdrawal of an Affiliated Company shall be effective as of the last day of the Plan Year following receipt of the notice of withdrawal (unless the Committee consents to a different effective date). In addition, the Board may terminate the designation of an Affiliated Company to be effective on such date as the Committee specifies. Any such Affiliated Company which ceases to be an Affiliated Company shall be liable for all costs accrued through the effective date of its withdrawal or termination and any contributions owing. In the event of the withdrawal or termination of an Affiliated Company as provided in this paragraph, such Affiliated Company shall have no right to direct that assets of the Plan be transferred to a successor plan for its Employees unless such a transfer is approved by the Committee in its sole discretion.

                                   ARTICLE 11
                          MAXIMUM AMOUNT OF ALLOCATION

11.1     Application of Article 11.

         The provisions of this Article 11 shall govern notwithstanding any other provisions of the Plan.

11.2     Maximum Additions to Account.

         Annual Additions to a Participant's Account during any Plan Year may not exceed the lesser of (a) $30,000 or (b) 25 percent of the Participant's Compensation, provided that said $30,000 limitation shall be adjusted annually for increases in cost of living in accordance with the Regulations. For this purpose, the term "Annual Additions" shall mean the following amounts which, without regard to this Article 11, would have been credited to the Participant's Account for any Plan Year: (a) Basic TRASOP Contributions allocated to a Participant's Account during the Plan Year; (b) Matching TRASOP Contributions allocated to a Participant's Account during the Plan Year; (c) Participant TRASOP Contributions allocated during the Plan Year; and (d) such other amounts as are contributed to this Plan or any other plan of an Affiliate which may be required to be included under the Code and regulations.

11.3     Order of Reduction.

         If the amounts that would otherwise be allocated to a Participant's Account must be reduced by reason of the limitations of Section 11.2, such reduction shall be made in the following order of priority, but only to the extent necessary:

         (a) Participant TRASOP Contributions shall be returned to Participants; Matching TRASOP Contributions to which the refunded Participant TRASOP Contributions relate shall be returned to the Company.

         (b) Basic TRASOP Contributions shall be re-allocated to the Accounts of other Participants as of the Valuation Date upon which the excess allocation would occur in the same manner as Basic TRASOP Contributions are allocated under Section 5.2.
                 To the extent that such reallocation is not possible because of the limitations of Section 11.2, such Basic TRASOP Contributions shall be held in an unallocated suspense account under this Plan. Such suspense account shall be treated and disposed of in accordance with Treasury Regulation Section 1.46-8(d)(6).

11.4     Additional Account Limitations.

         (a) Subject to paragraph (c) of this Section 11.4, in the event that, in any Plan Year and with respect to any Participant, the sum of the "Defined Contribution Fraction" (as defined in paragraph (b)) and the "Defined Benefit Fraction" (as defined in paragraph (b)) would otherwise exceed 1.0, the benefit payable under the defined benefit plan shall be reduced in accordance with the provisions of that plan, but only to the extent necessary to ensure that such limitation is not exceeded. If this reduction does not ensure that the limitation is not exceeded, then the Annual Addition to the Plan shall be reduced in accordance with the provisions of the Plan, but only to the extent necessary to ensure that such limitation is not exceeded. If this reduction does not ensure that the limitation is not exceeded, then the annual addition to any defined contribution plan, other than the Plan, shall be reduced in accordance with the provisions of that plan but only to the extent necessary to ensure that such limitation is not exceeded.

         (b) In the case of a Participant with respect to whom the sum of the Defined Contribution Fraction and the Defined Benefit Fraction exceeds 1.0 with respect to the last Plan Year beginning before January 1, 1983, an amount, determined in accordance with the Regulations, may be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) so that the sum of such Participant's Defined Contribution Fraction and his Defined Benefit Fraction computed under paragraph (a) of this Section 11.4 does not exceed 1.0 for the last Plan Year beginning before January 1, 1983.

         For purposes of this Article the following terms shall have the following meanings:

11.5     Definitions.  For the purposes of this Article:

         (a) "Defined Contribution Fraction" shall mean, as to any Participant for any Plan Year, a fraction, (A) the numerator of which is the sum of Annual Additions, for the Plan Year and all prior Plan Years, as of the close of the Plan Year and (B) the denominator of which is the sum of the lesser of the following amounts, determined for such Plan Year and for each prior Plan Year in which a Participant had an Hour of Service
                 (1) the product of 1.25 multiplied by the dollar limitation in effect for such year under Section 415(c)(1)(A) of the Code, or (2) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code with respect to the Participant for such year; provided, however, that for years ending prior to January 1, 1976, the numerator of such fraction shall in no event be deemed to exceed the denominator of such fraction; further provided, that, at the election of the Committee, in determining the Defined Contribution Fraction for Plan Years ending after December 31, 1982, the portion of the denominator for all years ending before January 1, 1983 with respect to each Participant shall be an amount equal to the product of the denominator determined as provided in (b) above (as in effect for the year ending in 1982) for the year ending in 1982, multiplied by a fraction, the numerator of which is the lesser of $51,875, or 25 percent of the Participant's compensation for the year ending in 1981 multiplied by 1.4, and the denominator of which is the lesser of $41,500, or 25 percent of the Participant's compensation for the year ending in 1981.

         (b) "Defined Benefit Fraction" shall mean, as to any Participant for any Plan Year, a fraction, (A) the numerator of which is the projected annual benefit (determined as of the close of the Plan Year and in accordance with the Regulations of the Participant under any defined benefit plan (as defined in Sections 414(j) and 415(k) of the Code) maintained by the Company or any Affiliate and (B) the denominator of which is the lesser of (1) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year or (2) the product of 1.4 multiplied by an amount equal to 100 percent of the Participant's average compensation for his high three years within the meaning of
                 Section 415(b)(3) of the Code for such Plan Year.

         (c) "Compensation" shall be as defined in Section 2.12 but subject only to the limit in effect from time to time under Code
                 Section 401(a)(17).

                                   ARTICLE 12
                              TOP HEAVY PROVISIONS

12.1     General.

         The provisions of this Article shall become effective in any Plan Year in which the Plan is determined to be Top Heavy and shall supersede any conflicting provision of this Plan.

12.2     Definitions.

         (a) Top Heavy. The Plan shall be Top Heavy for the plan Year if, as of the Determination Date, the value of the Participant Accounts of Key Employees exceeds 60% of the value of all Participant Accounts. if an Employer maintains more than one plan, all plans in which any Key Employee participates and all plans which enable this Plan to satisfy the anti discrimination requirements of Code Sections 401(a)(4) or 410 must be combined with this Plan ("required aggregation group") for the purposes of applying the 60% test described in the preceding sentence. Plans maintained by an Employer which are not in the required aggregation group may be combined at the Employer's election with this Plan for the purposes of determining Top Heavy status if the combined plan satisfies the requirements of Code Section 401(a)(4) and 410 ("permissive aggregation group"). In determining the value of Participant Accounts, all distributions made during the five-year period ending on the Determination Date shall be included and any unallocated contributions or forfeitures attributable to the Plan Year in which the Determination Date falls shall also be included. The following Accounts shall be disregarded in determining Top Heavy status: (i) the Account of any employee who was a Key Employee in a prior Plan Year but is not a Key Employee for any of the five Plan Years ending on the Determination Date; and (ii) the Account of any current or former employee who has performed no services for the Company or an Affiliate maintaining a plan in the aggregation group for any of the five Plan Years ending on the Determination Date.

                 For the purposes of this subsection, a Participant rollover account shall be included in the value of Participant Accounts except to the extent that the rollover account balance was received in a transaction consummated after December 31, 1983 which was initiated by the Participant and the amount received is attributable to a distribution or transfer from the plan of an employer which is unrelated to the Employer.

                 If an Employer maintains a defined benefit plan during the Plan Year which is subject to aggregation with this Plan, the 60% test shall be applied after calculating the present value of the Participants' accrued benefits under the defined benefit plan in accordance with the rules set forth in that Plan and combining the present value of such accrued benefits with the Participant's account balances under this Plan.

                 Solely for the purpose of determining if the Plan, or any other plan included in the required aggregation group, is Top-Heavy, a Non-key Employee's accrued benefit in a defined benefit plan shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C). The provisions of this paragraph shall be effective January 1, 1987.

         (b) Key Employee. Any employee of an Employer who, during the Plan Year or the four preceding Plan Years was an officer receiving Compensation in excess of 50% of the limit described in Code Section 415(b)(1)(A), one of the ten employees of an Employer owning the largest interests in the Employer and receiving Compensation equal to or greater than the dollar limit described in Code Section 415(c)(1)(A), a greater than 5% owner of the Employer, a greater than 1% owner of the Employer receiving Compensation in excess of $150,000, or the Beneficiary of a Key Employee. The Code Section 415(b)(1)(A) and 415(c)(1)(A) limits referred to in the preceding sentence shall be the specified dollar limit plus any increases reflecting cost of living adjustments specified by the Secretary of the Treasury.

         (c) Determination Date. The last day of the Plan Year immediately preceding the Plan Year for which Top Heavy status is determined.

12.3     Minimum Benefit.

         Notwithstanding any contrary provisions of this Plan. an Employer shall direct the allocation, as of the last day of any Plan Year in which the Plan is Top Heavy, of an Employer contribution to the Account of each Non-Key Employee but who is employed on the last day of the Plan Year (without regard to the Participant's Hours of Service during the Plan Year) which, when combined with forfeitures allocated for the Plan Year is at least the lesser of (i) 3% of the Non-Key Employee's Compensation; or (ii) the same percentage of his Compensation as the allocation to any Key Employee's Participant Account for the Plan Year which constitutes the highest percentage of the Compensation of any Key Employee for the Plan Year.

12.4     Combined Plan Limitation For Top Heavy Years.

         In any Plan Year during which more than 90% of the Participant Account balances are attributable to Key Employees, 100% or an equivalent factor shall be substituted for 125% or an equivalent factor in the combined plan fraction denominators described in Section 11.4. In any Plan Year during which more than 60% but not more than 90% of the Participant Account balances are attributable to Key Employees, 100% or an equivalent factor shall be substituted for 125% or an equivalent factor in the combined plan fraction denominators described in Section 11.4, unless the Participant Account of each non Key Employee participating in the Plan receives Employer contributions and Forfeitures totaling at least the lesser of 4% of the Participant's Compensation or an amount equal to the allocation to a Key Employee's Account which constitutes the greatest percentage of any participating Key Employee's Compensation.

                                   ARTICLE 13
                          HIGHLY COMPENSATED EMPLOYEES

13.1      In General.

          For the purposes of this Plan, the term "Highly Compensated Employee" is any active Employee described in Section 13.2 below and any Former Employee described in Section 13.3 below. Various definitions used in this Section are contained in Section 13.4. A Non-highly Compensated Employee is an Employee who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

13.2      Highly Compensated Employees.

            (a) Look-Back Year. An Employee is a Highly Compensated Employee if during a Look Back Year the Employee:

                   (1)     is a 5 Percent Owner;

                   (2)     receives Compensation in excess of $75,000;

                   (3) receives Compensation in excess of $50,000 and is a member of the Top Paid Group; or

                   (4)     is an Includable Officer.

                   The dollar amounts described above shall be increased annually as provided in Code Section 414(q)(1).

           (b) Determination Year. An Employee is a Highly Compensated Employee if during a Determination Year the Employee:

                   (1)     is a 5 Percent Owner; or

                   (2) is one of the 100 Employees who receives the most Compensation from the Employer during the Determination Year and during the Determination Year
                           (A) receives Compensation in excess of $75,000; (B) receives Compensation in excess of $50,000 and is a member of the Top Paid Group; or (C) is an Includable Officer.

                   The dollar amounts described above shall be increased annually as provided in Code Section 414(q)(1).

           (c)     Election to Use Simplified Method.

                   (1) If elected by the Committee (which election may change from year to year), an Employee's status as a Highly Compensated Employee shall be determined pursuant to the simplified method described in Code
                           Section 401(k)(12).

                   (2) If the Committee elects to use the simplified method for the Look Back Year, an Employee's status during the Look Back Year shall be determined by substituting "$50,000" for "$75,000" in subsection
                           (a)(2) and by ignoring the provisions of subsection
                           (a)(3).

                   (3) If the Committee elects to use the simplified method for the Determination Year, an Employee's status for the Determination Year shall be determined by substituting "$50,000" for "$75,000" in subsection
                           (b)(2)(A) and by ignoring the provisions of subsection (b)(2)(B).

                   (4) The Committee may make separate elections for both Look Back Year and for the Determination Year.

                   (5) The simplified method may not be elected for a given year unless (i) at all times during such year the Employer maintained significant business activities and employed Employees in at least two significantly separate geographic areas and (ii) the Employer satisfies all other conditions prescribed by the Secretary of the Treasury or his delegate as a prerequisite for electing the simplified method.

13.3      Former Highly Compensated Employee.

          A Former Employee is a Highly Compensated Employee if (applying the rules of Section 13.2) the Former Employee was a Highly Compensated Employee during a Separation Year or during any Determination Year ending on or after the Former Employee's 55th birthday. With respect to a Former Employee whose Separation Year was prior to January 1, 1987, such Former Employee will be treated as a Highly Compensated Employee only if the Former Employee was a 5% Owner or received Compensation in excess of $50,000 during (i) the Former Employee's Separation Year (or the year preceding such Separation Year); or (ii) any year ending on or after such Former Employee's 55th birthday (or the last year ending before such Former Employee's 55th birthday).

13.4      Family Aggregation Rules.

           (a) For purposes of this Article 13, an Employee who is, for a given Determination Year or Look-Back Year, either (i) a 5 Percent Owner, or (ii) a Highly Compensated Employee who is one of the ten most highly compensated Employees ranked on the basis of Compensation paid during such year, shall be aggregated with such Employee's Family Members.

           (b) For purposes of this Section 13.4, the term "Family Member" means, with respect to an Employee described in Section 13.4(a), a person who is, on any day during the given Determination Year or Look-Back Year:

                   (1)     his spouse; or

                   (2)     his lineal ascendant or descendant; or

                   (3)     the spouse of his lineal ascendant or descendant.

           (c) The determination of Employees and Family Members who must be aggregated for purposes of this Article 13 shall be made in accordance with Temporary Regulation Section 1.414(q)-1T, Q&A-11 and Q&A-12.

           (d) For purposes of applying the limits of Code Section 401(a)(17) (i.e., the $150,000 limit on compensation, as adjusted) with respect to Compensation under Articles 11 (Section 415 limits) and 14 (401(k)/401(m) tests), the Compensation for any Employee described in Section 13.4(a) and for any Family Member who is such Employee's spouse or lineal descendant under age 19, shall be aggregated. In such event, the deemed Compensation for each such Employee shall be an amount equal to the Section 401(a)(17) limit for the Plan Year (as adjusted) multiplied by a fraction, the numerator of which is the Employee's actual Compensation for the Plan Year, and the denominator of which is the aggregate Compensation of the Employee and the aggregated Family Member for the Plan Year. The same procedure shall then be used to determine the deemed Compensation of the aggregated Family Member.

13.5      Definitions.

          The following special definitions shall apply to this Article 13:

          Compensation for purposes of this Article 13 shall mean the gross annual earnings reported on the Participant's IRS Form W-2 (Box 1 or its comparable location as provided on Form W-2 in future years) as required by Code Sections 6041(d) and 6051(a)(3). In addition, Compensation shall include compensation which is not includible in the Participant's IRS Form W-2 (Box 1) by reason of Code Section 402(a)(8) (employee pre-tax contributions under a Code Section
          401(k) plan) or Code Section 125 (salary deferrals under a cafeteria plan). Compensation shall not include amounts paid or reimbursed by the Employer for moving expenses if, at the time of the payment of such moving expenses, it is reasonable to believe that the moving expenses will be deductible by the Participant under Code Section
          217. Compensation shall be determined by ignoring any income exclusions under Code Section 3401(a) based on the nature or location of employment. In no event shall more than $150,000 (as adjusted annually pursuant to Code Section 401(a)(17)) in Compensation be taken into account for any Employee.

          Determination Year shall mean the Plan Year for which the ACP and the ADP are computed.

          Employer for purposes of this Article 13 shall mean the Company and its Affiliates.

          5 Percent Owner shall mean any Employee who owns or is deemed to own (within the meaning of Code Section 318), more than five percent of the value of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of the Employer.

          Former Employee shall mean an Employee (i) who has incurred a Severance from Service or (ii) who remains employed by the Employer but who has not performed services for the Employer during the Determination Year (e.g., an Employee on Authorized Leave of Absence).

          Includable Officer shall mean any officer of the Employer who, during the applicable year, receives Compensation in excess of 50% of the dollar limitations under Code Section

          415(b)(1)(A) (as adjusted by the Secretary of the Treasury for cost of living increases). The Employer shall be deemed to have a minimum of 3 officers or, if greater, a number equal to 10 percent of all Employees. However, no more than 50 officers shall be considered Includable Officers under this Article 13. If the Employer does not have any Includable Officers because no officer receives Compensation in excess of the dollar limitations of Code
          Section 415(b)(1)(A), the Employer's highest paid officer shall be considered an Includable Officer.

          Look Back Year shall mean the Plan Year preceding the Determination Year, or if the Employer elects, the calendar year ending with or within the determination year.

          Separation Year shall mean any of the following years:

           (1) An Employee who incurs a Termination of Employment shall have a Separation Year in the Determination Year in which such Termination of Employment occurs;

           (2) An Employee who remains employed by the Employer but who temporarily ceases to perform services for the Employer (e.g., an Employee on Authorized Leave of Absence) shall have a Separation Year in the calendar year in which he last performs services for the Employer;

           (3) An Employee who remains employed by the Employer but whose Compensation for a calendar year is less than 50% of the Employee's average annual Compensation for the immediately preceding three calendar years (or the Employee's total years of employment, if less) shall have a Separation Year in such calendar year. However, such Separation Year shall be ignored if the Employee remains employed by the Employer and the Employee's Compensation returns to a level comparable to the Employee's Compensation immediately prior to such Separation Year.

          Top Paid Group shall mean the top 20% of all Employees ranked on the basis of Compensation received from the Employer during the applicable year. The number of Employees in the Top Paid Group shall be determined by ignoring Employees who are non-resident aliens and Employees who do not perform services for the Employer during the applicable year. The Employer elects to compute the Top Paid Group without the age and service exclusion provided in applicable Treasury Regulations.

13.6      Other Methods Permissible.

          To the extent permitted by the Code, judicial decisions, Treasury Regulations and IRS pronouncements, the Committee may (without further amendment to this Plan) take such other steps and actions or adopt such other methods or procedures (in addition to those methods and procedures described in this Article 13) to determine and identify Highly Compensated Employees (including adopting alternative definitions of Compensation which satisfy Code Section 414(q)(7) and are uniformly applied).

                                   ARTICLE 14
                          SPECIAL DISCRIMINATION RULES

14.1     Definitions.

         (a) Actual Contribution Percentage or ACP shall mean the ratio (expressed as a percentage) of (i) the sum of the Matching TRASOP and Participant TRASOP Contributions allocated (or deemed allocated pursuant to Section 5.4(a) to a Participant's Account during that Plan Year and contributed to the Trust no later than the end of the 12-month period following the close of such Plan Year and the Participant's Qualified Nonelective Contributions for the Plan Year to (ii) the Participant's Compensation for the Plan Year.

         (b) Average Actual Contribution Percentage shall mean the average (expressed as a percentage) of the Actual Contribution Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

         (c) Compensation for purposes of this Article 14 shall be any definition selected by the Committee that satisfies the requirements of Code Section 414(s). Such definition may change from year to year but must apply uniformly among all Participants being tested under the Plan for a given Plan Year and among all Participants being tested under any other plan that is aggregated with this Plan during the Plan Year.

                 If the Committee fails to select a definition of Compensation for purposes of this Article 14, the definition shall mean wages as defined in Treasury Regulations Section 1.415-2(d)(11)(i). In addition, the term wages (as defined above) shall include the following salary deferrals that are not included in the Participant's gross wages: elective deferrals under a Code Section 401(k) Plan; salary deferrals under a Code Section 125 cafeteria plan; and other salary deferrals under Code Sections 402(h), 403(b), 457 and 414(h).

                 No more than $150,000 (multiplied by the Cost of Living Factor) in Compensation shall be taken into account for any Participant for any Plan Year. For purposes of applying the limits of Code Section 401(a)(17) with respect to Compensation under this Article 14 (401(m) test), as well as Section 11.2 (Section 415 limits), the Compensation for any Participant who is either (i) a 5 percent owner of the Employer or (ii) is a Highly Compensated Employee who is one of the ten most highly compensated employees ranked on the basis of Compensation paid during the Plan Year, and for any Family Member who is such Participant's spouse or lineal descendant under age 19, shall be aggregated. In such event, the deemed Compensation for each such Participant shall be an amount equal to the Section 401(a)(17) limit for the Plan Year (as adjusted) multiplied by a fraction, the numerator of which is the Participant's actual Compensation for the Plan Year, and the denominator of which is the aggregate Compensation of the Participant and the aggregated Family Member for the Plan Year. The same procedure shall then be used to determine the deemed Compensation of the aggregated Family Member.

         (d)     Excess ACP Contributions shall have that meaning as defined in
                 Section 14.4.

         (e)     Family Member shall have meaning as defined in Article 13.

         (f) Highly Compensated Employee shall have that meaning as defined in Article 13.

         (g) Non-highly Compensated Employee shall have that meaning as defined in Article 13.

         (h) Qualified Nonelective Contribution shall mean an Employer contribution designated by the Committee as a Qualified Nonelective Contribution in order to meet the ACP testing requirements of Section 14.2. In addition, the following requirements must be satisfied:

                          (1) The Qualified Nonelective Contribution must meet the requirements of Code Section 401(a)(4).

                          (2) The Qualified Nonelective Contributions shall be subject to all provisions of this Plan applicable to Matching TRASOP Contributions.

                          (3) Except as provided in this paragraph, the Qualified Nonelective Contributions shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code
                                  Section 401(a)(4).

14.2     Average Actual Contribution Percentage.

         (a) The Average Actual Contribution Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Contribution Percentage for Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                          (i) The Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

                          (ii) The excess of the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year is not more than two percentage points, and the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Contribution Percentage for Participants who are Non-highly Compensated Employees multiplied by two.

         (b) If at the end of the Plan Year, the Plan does not comply with the provisions of Section 14.2(a), the Company may do either or both of the following in order to comply with such provision (except as otherwise provided in the Code or in Treasury Regulations):

                 (1) Distribute Participant TRASOP Contributions to certain Highly Compensated Employees as provided in
                          Section 14.4 but subject to forfeiture of Matching

                          TRASOP Contributions allocated with respect to such Matching TRASOP Contributions.

                 (2) Make a Qualified Nonelective Contribution on behalf of any or all of the Non-highly Compensated Employees and aggregate such contributions with the Non-highly Compensated Employees' Matching TRASOP Contributions as provided in Section 14.1(a).

14.3     Special Rules For Determining Average Actual Contribution Percentages.

         (a) The Actual Contribution Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have matching contributions, after-tax contributions or elective deferrals allocated to his Account under two or more arrangements described in Sections 401(a) or 401(k) of the Code that are maintained by the Company or an Affiliate shall be determined as if such contributions were made under a single arrangement.

         (b) If two or more plans maintained by the Company or its Affiliates are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Employer matching contributions and after-tax contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

         (c) For purposes of determining the Actual Contribution Percentage of a Highly Compensated Employee who is a 5% or more owner of the Company or one of the ten highest paid Highly Compensated Employees during the Plan Year, the Matching TRASOP Contributions, Participant TRASOP Contributions and Compensation of such Participant shall include all Matching TRASOP Contributions, Participant TRASOP Contributions and Compensation of Family Members. Family Members shall not be treated as separate Employees for purposes of determining the Average Actual Contribution Percentage for either Non-highly Compensated Employees or for Highly Compensated Employees.

         (d) In no event shall a Participant's Excess ACP Contributions for a Plan Year exceed the Matching TRASOP Contributions and Participant TRASOP Contributions for such Plan Year.

         (e) The determination and treatment of the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

14.4     Distribution of Excess ACP Contributions.

         (a) Matching TRASOP Contributions and Participant TRASOP Contributions exceeding the limitations of Section 14.2(a) ("Excess ACP Contributions") and any income or loss allocable to such Excess ACP Contributions shall be designated by the Committee as Excess ACP Contributions and shall be distributed in the Plan Year following the Plan Year in which the Excess ACP Contributions arose to those Highly Compensated Employees whose Accounts were credited with Excess ACP Contributions in the preceding Plan Year. The amount of Excess ACP Contributions to be distributed to a Highly Compensated Employee shall be determined using the following procedure:

                          (i)     The ACP for the Highly Compensated
                                  Employee(s) with the highest ACP will be reduced until equal to the second highest ACP under the Plan; then

                          (ii)    The ACP for the two (or more) Highly
                                  Compensated Employees with the highest ACPs under the Plan will be reduced until equal to the third highest ACP level under the Plan; then

                          (iii) The steps described in (i) and (ii) shall be repeated with respect to the third and successive highest ACP levels under the Plan until the Plan complies with one or both of the ACP tests described in Section 14.2(a).

         (b) To the extent administratively possible, the Committee shall distribute all Excess ACP Contributions and any income or loss allocable thereto (for the Plan Year) prior to 2 1/2 months following the end of the Plan Year in which the Excess ACP Contributions arose. In any event, however, the Excess ACP Contributions and any income or loss allocable thereto (for the Plan Year) shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ACP Contributions arose.

         (c) The income or loss allocable to Excess ACP Contributions shall be determined by multiplying the income or loss allocable to the Participant's Account for the Plan Year in which the Excess ACP Contribution arose by a fraction. The numerator of the fraction is the Excess ACP Contributions. The denominator of the fraction is the value of the Participant's Account on the last day of the Plan Year reduced by any income allocated to the Participant's Account by such Plan Year and increased by any loss allocated to the Participant's Account for the Plan Year.

         (d)     Amounts distributed to Highly Compensated Employees under this
                 Section 14.4 shall be treated as annual additions with respect to the Employee who received such amount.

         (e) Distribution of Excess ACP Contributions to Participants described in Section 14.3(c) shall be made in accordance with the provisions of Treasury Regulation Section
                 1.401(m)-1(e)(2)(iii) or any successor Treasury Regulations thereto.

         (f) Unless specifically identified to the contrary, any distributions of Excess ACP Contributions shall be made equally from Participant TRASOP Contributions and Matching TRASOP Contributions.

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed and its seal to be hereunto affixed this _____ day of ___________, 1995.


                                        PANHANDLE EASTERN CORPORATION



                                        By:_______________________________



                                        Title:____________________________


(CORPORATE SEAL)

ATTEST:

___________________________________

                                        ADOPTING AFFILIATES


                                        ALGONQUIN GAS TRANSMISSION
                                         COMPANY


                                        By_______________________________


                                        ALGONQUIN LNG, INC.



                                        By_______________________________


                                        ASSOCIATED NATURAL GAS, INC.



                                        By:_______________________________


                                        PANHANDLE EASTERN PIPE LINE
                                        COMPANY



                                        By_______________________________


                                        TEXAS EASTERN PRODUCTS
                                        PIPE LINE COMPANY



                                        By_______________________________

                                        TEXAS EASTERN TRANSMISSION
                                        CORPORATION



                                        By_______________________________


                                        TRUNKLINE GAS COMPANY



                                        By_______________________________


                                        TRUNKLINE LNG COMPANY



                                        By_______________________________


                                        PANENERGY INFORMATION
                                        SERVICES COMPANY
                                        (Formerly 1 Source Information
                                        Services Company)



                                        By_______________________________


                                        PAN SERVICE COMPANY



                                        By_______________________________